Exhibit 10.21

This Executive Service Agreement is made this 1 December 2019

Parties	Admedus Corporation (Company) and Wayne Paterson (Employee)

This Agreement provides

1.              Definitions and Interpretation

1.1	Definitions

In this Agreement, unless the context otherwise requires:

Board means the Board of Directors of the Company.

Business Day means a day that is not a Saturday, Sunday or public holiday

Commencement Date has the meaning given in clause 3.

Confidential Information has the meaning given in clause 9.

Corporations Act means the Australian Corporations Act 2001 (Cth).

Documents includes software (including source code and object code versions), manuals, diagrams, graphs, charts, projections, specifications, estimates, records, concepts, documents, accounts, plans, formulae, designs, methods, techniques, processes, supplier lists, price lists, customer lists, market research information, correspondence, letters and papers of every description, including all copies of and extracts from any of the same.

Employment means the employment of the Executive under this Agreement.

Group means the Company and all the present and future subsidiaries, affiliates, associates, administrators, successors and permitted licensees and assigns.

Listing Rules means the official listing rules of ASX Limited or any other stock exchange which are applicable to the Company from time to time.

1.2	Interpretation

In this Agreement:

(a)	clause headings are inserted for convenience only and will be ignored in the interpretation of this Agreement; and unless the context otherwise requires:

(b)	references to a clause will be construed as references to a clause of this Agreement;

(c)	Unless otherwise indicated, references to dollars and $ will be taken as referring to an amount in United States currency; and

(d)	words importing the singular include the plural and vice versa, words importing a gender include other genders and references to a person will be construed as including an individual, the estate of an individual, firm, body corporate, association (whether incorporated or not), government and governmental, semi- governmental and local authority or agency.

2.              Engagement

(a)	The Company will employ the Executive and the Executive will serve the Company in the role of Chief Executive Officer and Managing Director.

(b)	The Executive’s appointment will only continue as long as he is employed by the Company under this Agreement and is willing to so act.

3.              Term

The Executive’s employment commenced on May 20, 2016 and shall continue until terminated in accordance with the provisions for termination in clause 13.

4.              Duties

4.1	Executive to serve Company

The Executive will:

(a)	act as Chief Executive Officer (CEO);

(b)	report to the Board;

(c)	faithfully serve the Company and every other member of the Group and use their best endeavors to promote their interest and welfare;

(d)	unless absent on leave as provided in this Agreement or through illness or involuntary injury, or subject to the approval of the Company to the contrary, devote the whole of their time and attention to the business of the Company and other members of the Group during the agreed working hours and at such other times as may be reasonably necessary;

(e)	not at any time during the Term, without prior written consent from the Board, be engaged in any other employment, businesses, occupation or sit on any other Board which Executive receives compensation of any kind.

(f)	provide the Board with information and reports:

(i)	as to the business and affairs of the Company and the Group as the Board may reasonably request from time to time; and

(ii)	generally, to keep the Company fully informed of all material developments in or relevant to the Company’s and the Group’s affairs within the scope of the Executive’s duties.

(g)	comply with the Company’s policies and procedures generally, as established and amended by the Company from time to time;

(h)	be assessed against the Key Performance Indicators in Schedule 1.

(i)	in providing services pursuant to this Agreement, comply with the Listing Rules, the Corporations Act and the constitution of the Company; and

(j)	perform such services for the other members of the Group and, without further Compensation unless otherwise agreed, accept such offices in such members of the Group as the Board may from time to time reasonably require.

4.2	Location

During the Term the Executive will be located in the Twin Cities MN Metro area and office at the Executive Headquarters in Eagan, MN. Regular travel domestically and internationally will be required to fulfill the duties of the position.

4.3	Executive not to accept inducements

The Executive must not accept any payment or other benefit in money or in kind from any person as an inducement or reward for any act or forbearance relating to any matter or business transacted by or on behalf of any member of the Group.

4.4	Executive to maintain records

The Executive will maintain in reasonable order all relevant documents, receipts, papers, log books, books, records, notes, minutes, dockets and diaries in relation to any Company related business matter and will promptly, and in any case not more than 10 business days following a written request for the same by or on behalf of the Company, produce and surrender them to the Company.

5.            Compensation

5.1	Executive to receive Executive Compensation Package

The Company will remunerate the Executive for his services with base salary of US $624,750.10 per annum.

5.2	Annual Review of the Executive Compensation Package

(a)	The annual review of the Executive Compensation Package will be under the terms of the employment agreement, an annual review of the CEO’s base salary will be conducted by the Board and final approval of any increase will be at the absolute discretion of the Board.

(b)	Factors which will be considered include Performance against Key Performance Indicators in this Agreement and the Company’s remuneration policy.

(c)	The Objectives may be varied at any time by mutual agreement between the Executive and the Board.

5.3	Short Term Incentive Plan

(a)	The Company shall determine the structure of a Short-Term Incentive (STI) for the Employee.

(b)	The STI performance targets will be determined between Executive and the Company within the first 90 days after commencement and provide an opportunity to achieve up to 60% of base salary on achievement of such STI performance targets. Each fiscal year following, STI performance targets will be reviewed and set for that STI plan year.

(c)	The company may, in its sole discretion, vary, replace or remove performance targets at any time including adjusting targets or measures, up or down.

5.4	Long Term Incentive Plan

(a)	Executive is eligible to participate in a Long-Term Incentive Plan, as may be amended or replaced from time to time. This plan will link potential incentive earnings to the success of the Company as a whole. Accordingly, the actual benefit the Executive may ultimately receive under this plan, if any, will increase with the success of the Company and decrease where the Company’s performance is below expectations.

(b)	Subject to compliance with the Listing Rules and the Corporations Act, including, without limitation, obtaining all necessary shareholder approvals the Company will:

(i)	as soon as practical after commencement the Company will allocate and hold on behalf of the Executive, equity up to the value of 40% of his Base Salary

(ii)	obtain an independent valuation of the specific instrument at the time of allocation;

(iii)	in the event the Executive’s allocation of equity is not approved by the Shareholders, provide the cash equivalent of the determined value to the Executive one month after the Annual General Meeting

(c)	Allow the Executive to subscribe for:

(i)	shares, options or other securities in the Company which, in the Company’s discretion, may from time to time be offered to him in accordance with any employee share or option incentive scheme; and

(ii)	additional securities in the Company which in the discretion of the Company may be offered to him from time to time, other than in accordance with any incentive scheme

(d)	The Executive will be notified whether the Executive may and, if so, of the extent to which the Executive may participate in the plan each year.

(e)	To the extent that the Company’s guidelines for dealing in securities (as varied from time to time) continue to apply to the Executive following cessation of employment, the Executive agrees to comply with the guidelines in respect to any securities held under the Company’s Long-Term Incentive Plan upon termination

6.              Expenses

6.1	General

In addition to paying the Executive Compensation Package, the Company will reimburse the Executive for all reasonable out-of-pocket expenses necessarily incurred by the Executive in the performance of the Executive’s duties regarding the business of the Company or the Group.

6.2	Communication Expenses

During the Employment the Company shall, in addition to paying the Executive the Remuneration and other benefits referred to in this Agreement, indemnify the Executive against all business-related call charges for the Executive’s mobile telephone.

6.3	Evidence of Expenses

It is a condition precedent to the entitlement of the Employee to reimbursement of expenses pursuant to clause 6 that the Employee provides the Company with evidence of the incurring of the expense as the Company reasonably requires.

7.              Paid Time Off

7.1	Paid Time Off (PTO)

The Employee is entitled to take four (4) weeks paid time off (in addition to public holidays) at a time or times to be approved by the Board.

(a)	The Board may direct the Executive to take any significant accrued but untaken paid time off entitlement at any time.

(b)	Paid Time Off accrues progressively during each year of service and is cumulative. However paid time off does not accrue during certain periods, including periods of unpaid leave of absence.

8.              Executive’s Acknowledgments

The Executive acknowledges that:

(a)	the property of the Group includes and will include all trade and business secrets and other confidential information and Documents relating to the affairs or business of the Group or which come into the Executive’s possession in the course and by reason of the Employment, whether or not the same were originally supplied by any member of the Group (“Confidential Information’’);

(b)	the Confidential Information has been and will be acquired by the Group at the Group’s initiative and expense; and

(c)	the Group has expended and will expend effort and money in establishing and maintaining its customer base, employee skills and the Confidential Information.

Accordingly, it is reasonable that the Executive should enter into the representations and warranties contained in this Agreement and that if the Employment is terminated, the Executive should continue to be subject to clauses 9 and 10.

9.              Confidentiality

9.1	Representations and warranty

The Executive represents and warrants that he will not either during the Employment or at any time thereafter, except in the proper course of his duties under this Agreement or as required by law or by the Company, use or disclose to any person any Confidential Information, and will use his best endeavors to prevent the unauthorized disclosure of any such information to third parties.

10.            Discoveries

The Executive represents and warrants that he will promptly:

(a)	notify and inform the Company or Group of any matter which may come to his attention during the course of his employment which may directly and/or indirectly impact the Company’s or Group’s business reputation, or which may result in monetary damages sustained by the Company and/or Group;

(b)	notify and inform the Company or Group of any business opportunity which may come to his attention during the course of his employment;

(c)	notify and inform the Company or Group of any suspected and/or known violation of an employee’s breach of any restrictive covenant;

(d)	communicate to the Company any proposals or suggestions occurring to him during the Employment which may be of service for the furtherance of the business of the Group.

11.            Non-Competition and Non-Solicitation

Employee agrees that Company will be substantially harmed if Employee competes with the Company during Employee’s employment with the Company or after termination of Employee’s employment.

Employee agrees that during his employment with the Company and for a period of twelve (12) calendar months after the Termination Date, regardless of the reason for termination of Employee’s employment (the “Restricted Period”), Employee will not, directly or indirectly, without the Company’s written consent:

(a)	Own, manage, operate, join, control or act as an agent for, any Person or Organization that engages in a competing business anywhere in the United States, because Admedus does business throughout the United States (a “Competing Business”);

(b)	Be employed with a Competing Business in a position that requires Employee to provide the same or similar services as the Services provided by Employee to the Company in connection with his role as CEO or in connection with any future position or role, he has with the Company prior to the Termination Date;

(c)	Hire, offer to hire, entice away, solicit, or in any other way persuade or attempt to persuade any director, advisor, employee, officer, agent, independent contractor, or other partner of the Company to discontinue their relationship with the Company;

(d)	Induce or attempt to induce any customer, or prospective customer of which Executive is aware , with whom that Employee or his or her direct reports has a relationship;

(e)	or business relation of the Company (all “Prohibited Contacts”); contact, solicit, divert or attempt to take away from the Company any Prohibited Contract or in any way interfere with the relationship between the Company and any Prohibited Contact in a manner intended to influence any such person to reduce or cease doing business in part or in whole with the Company, or any affiliate thereof, or accept business from, or sell competing products to any Prohibited Contact; or

(f)	Make any oral or written statements that disparage or places the Company in a false or negative light.

(g)	The Executive represents and warrants that, during the Employment and for a period of twelve 12 months after the termination of his employment for any reason, he will not, without the prior written consent of the Company, anywhere in the world either directly or indirectly in any capacity (including without limitation as principal, agent, partner, employee, shareholder, unitholder, joint venturer, director. trustee. beneficiary, manager, consultant or adviser) carry on. advise. provide services to or be engaged, concerned or interested in or associated with any business or activity which is competitive with any business carried on by the Group.

(h)	This clause does not prohibit the holding (whether directly or through nominees) of shares listed on a recognized stock exchange, provided that the Executive does not hold more than ten per cent (10%) of the issued capital of any company.

12.            Termination of Employment

12.1	Termination by Company

(a)	The Company may terminate the Executive’s Employment at any time for any reason, which reason to be specified, during the Term by giving written notice and continuing regular pay to the Executive of three (3) month’s base salary. At the Company’s discretion, the Executive may be required to work the entire notice period, or some lesser portion thereof, as needed to transition his duties and provide guidance to ongoing initiatives.

(b)	Following execution of 12.1(a), an amount equal to nine (9) month’s Base Salary (less any taxation required by law) will be paid following separation of employment and a signed copy of the separation agreement and release found in Exhibit A.

12.2	Termination by Executive

(a)	The Executive may terminate Employment at any time during the Term. The Company requests the Executive provide three (3) months’ notice in writing to the Company. The Executive may be required to work the entire notice period, or the Company may pay the Executive in lieu of the notice period.

(b)	The Executive is not entitled to severance pay in the event of a voluntary resignation.

12.3	Termination for Cause

(a)	At any time, the Company may by notice in writing summarily terminate the Employment of the Executive as the result of an occurrence that gives the Company a right of summary dismissal at common law, including but not limited to:

(i)	willful breach of any of the terms of this Agreement;

(ii)	gross or willful disobedience of reasonable instructions given by the Company or non-compliance with the Executive’s duties under this Agreement or with any policy of the Company;

(iii)	gross or willful misconduct, dishonesty, insubordination or neglect;

(iv)	if the Executive is bankrupt or suspends payment or compounds with or assigns his estate for the benefit of his creditors;

(v)	the Executive being of unsound mind or under the control of any committee or officer under any law relating to mental health;

(vi)	if the Executive engages in any conduct which in the reasonable opinion of the Company might tend to injure the reputation or the business of the Company or the Group;

(vii)	if the Executive is charged with or convicted of a criminal offence which in the reasonable opinion of the Company might tend to injure the reputation or the business of the Company or the Group; or Where the Company gives notice under clause 12.2(a), the Company need not make any payment to the Executive other than entitlements accrued to the date of termination.

(b)	Executive must promptly return all company property upon termination including but not limited to company files, company devices such as a mobile phone and computer laptop.

(c)	If the Executive is terminated for cause, as set forth in clause 12.3(a), the Executive is not entitled to a Severance Payment.

13.            Non-Disclosure

The Executive agrees not to disclose the terms of this Agreement to any person except:

(a)	to the extent required by law; or

(b)	for the purposes of seeking professional advice in respect of the Executive’s professional affairs; or

(c)	spouse or significant other, legal counsel, tax preparer, CPA or financial advisor/planner

14.            Delegation and Assignment

This Agreement is personal to the parties and:

(a)	the Executive will not delegate the performance of the duties set out in this Agreement to any employee or agent of the Company without the prior written consent of the Company or any nominee of the Company; and

(b)	this Agreement will not be assigned by either party without the prior written consent of the other party.

15.            Severability

Any provision of this Agreement which is or becomes illegal, void or unenforceable will be ineffective to the extent only of such illegality, voidness or unenforceability and will not invalidate the remaining provisions.

16.            Variation

This Agreement will not be changed or modified in any way subsequent to its execution except in writing signed on behalf of the Company and by the Executive.

17.            No Waiver

Failure or omission by the Company at any time to enforce or require strict or timely compliance with any provision of this Agreement will not affect or impair that provision in any way or the right of the Company to avail itself of the remedies it may have in respect of any breach of any such provision.

18.            Governing Law/Jurisdiction/Venue

This Agreement will be construed and governed in accordance with the laws of the State of Minnesota (without reference to or use of any of its conflicts of laws). The parties agree that the courts of the State of Minnesota, County of Hennepin, or the U.S. District Court, District of Minnesota, shall have exclusive jurisdiction over any legal proceeding relating to this Agreement and further agree not to assert in any such proceeding that it is not subject to the jurisdiction of such court or that the venue of such proceeding is improper or an inconvenient forum.

19.            Benefits

The Executive can participate in the US Benefit programs as outlined in the US Benefit Guide.

Signature page to follow

Signed and delivered by Wayne Paterson (Executive)

	Signature:	/s/ Wayne Paterson
Date: 11/21/2019

in the presence of:	Signature of Witness
/s/ Stephanie Luangsaysana

Name of Witness in full:
Stephanie Luangsaysana

Executed by Admedus Corporation

Signature of Board Chairman, John Seaberg
/s/ John Seaberg

EXHIBIT A

CONFIDENTIAL
SEPARATION AGREEMENT AND RELEASE

I, Wayne Paterson (“I,” “Me,” “My,” “Myself’, “Employee”) and Admedus (the “Company”) have entered into this Confidential Separation Agreement and Release (“Agreement”).

Separation From Employment. I understand that my employment with the Company will end on _____________ (the “Separation Date”), and I shall not be employed by or serve in any other role for the Company following _____________. In accordance with Company policy, regardless of whether or not I sign this Agreement, I shall be paid through, insurance benefits through _____________;

Separation Pay and Benefits. Provided that I timely sign and do not rescind this Agreement within the 21 days described in Section 10, that I sign the Updated Release Agreement attached hereto as Exhibit B on , and that I satisfy my obligations to the Company under Sections 4, 5, 6, 7 and 8 of this Agreement, the Company shall provide me with the following separation pay (collectively the “Separation Benefits”):

Separation Pay. The Company will provide me a separation payment in the total gross amount, before applicable withholdings, of approximately 9 months (9) of my salary as additional pay (the “Separation Pay”). I understand that the Separation Pay will be paid to me in a lump sum following twenty (20) days after I sign this Agreement.

Medical Benefits. The Company, pursuant to federal and state law, will provide to me, for a period of eighteen (18) months following the first of the month of the effective date of Employee’s termination (“COBRA period”), a continuation of the group medical insurance coverage previously provided to me by Company entirely at my expense.

I understand that I will receive the aforementioned Separation Pay only if I satisfy all of the conditions set forth in this Section, including the requirements that I timely sign and not rescind this Agreement. In addition, I agree that if the Company determines, in good faith, that I am in violation of Sections 4, 5, 6, 7 and 8 of this Agreement, the Separation Pay will be forfeited and if already paid, I will be required to repay the Separation Pay in full within ten (10) days following a violation of this Agreement by me and demand for repayment by the Company.

No Other Benefits. Except for those items of compensation specifically described in this Agreement, I shall receive no other compensation or benefits from the Company and shall no longer participate in the Company’s benefit plans, except to the extent I am entitled to do so under state and federal benefits continuation laws. I also affirm that, while employed with the Company, I have had no known and unreported workplace injuries or occupational diseases and was never denied requested leave.

My Release of Claims. I understand that, in return for entering into this Agreement, I am receiving the Separation Pay, that I would not otherwise be entitled to receive and which I agree constitutes sufficient consideration for all aspects of this Agreement. In return for this consideration, I, on behalf of myself and any other person or entity that could bring a claim on my behalf, hereby release the Company and any of its parents, subsidiaries, predecessors, successors, assigns and/or affiliated companies, businesses or entities and all of their respective employee benefit plans, plan administrators, trustees, current and former officers, agents, directors, employees, shareholders, attorneys, accountants, insurers, representatives, predecessors, successors and assigns, both individually and in any representative capacity (collectively, the “Released Parties”), from each and every legal claim or demand of any kind, whether known or unknown, existing at any time up to and including the date on which I sign this Agreement, including without limitation any claim or demand in any way arising out of or related to (a) any action, conduct, decision or omission by any of the Released Parties related to me; or (b) my employment with and/or separation of employment with any of the Released Parties.

I understand and agree that this Agreement is a full, final, and complete settlement and release of the Released Parties of all of my claims, allegations, rights, demands, and causes of action against them, whether known or unknown, suspected or unsuspected, whether in law or equity, including but not limited to any claims or rights that I may have under the Employment Retirement Income Security Act, 29 U.S.C. § 1001 et. seq., the Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. § 2000e, et. seq., the Age Discrimination in Employment Act of 1967, 29 U.S.C. § 626 et. seq., the Older Workers Benefit Protection Act; the Genetic Information Non-Disclosure Act; the Fair Labor Standards Act; the Family and Medical Leave Act; the Worker Adjustment and Retraining Notification Act; the Equal Pay Act; the Americans with Disabilities Act, 42 U.S.C. § 12101, et. seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et. seq., the Equal Pay Act, 29 U.S.C. § 206 et. seq., the National Labor Relations Act, 29 U.S.C. § 1501 et. seq., any Minnesota employment or other law (including but not limited to the Minnesota Human Rights Act, Chapter 363A, the Minnesota Employment, Wages, Conditions, Hours, and Restrictions Laws, Minn. Stat. Chapters 177 and 181, the Minnesota Whistleblower Act, Minn. Stat. § 181.932, Minnesota Worker’s Compensation statute Minn. Stat. § 176.82), and any other foreign, federal, states’, or local governments’ laws, regulations, or executive orders governing or relating to employment. I further understand and agree that I am releasing any claims, allegations, rights, demands, and causes of action against the Released Parties, whether known or unknown, suspected or unsuspected, whether in law or equity, that I may have for damages or attorney’s fees of any kind, payment of compensation, benefits, equity, fraud or misrepresentation, promissory estoppel, wrongful or constructive discharge, defamation, invasion of privacy, breach of covenant of good faith and fair dealing, retaliation, breach of contract, unjust enrichment, negligence, infliction of emotional distress, and any other claims arising under any law. While nothing in this Agreement precludes the filing of a charge with the Equal Employment Opportunity Commission (“EEOC”) or my cooperation with the EEOC, I hereby waive any recovery of any damages or other relief resulting from any such charge. I further agree that if any claim I release in this Agreement is pursued in my name before any court or administrative agency, I hereby waive any benefits I would otherwise obtain through such proceeding and will not take any award of money or other damages from such proceeding.

I understand that this Agreement does not however, release any rights or claims that I may have which arise after I sign this Agreement or which arise from acts occurring after I sign this Agreement.

Updated Release Agreement. I agree to provide Company an updated release through the Separation Date, a copy of which is attached hereto as Exhibit B, covering any and all claims or liabilities which may arise from any matter, fact or thing occurring through the Separation Date in terms identical to the respective release given by me herein. Such updated release shall be signed by me within seven (7) calendar days from the Separation Date and delivered to Company within seven (7) calendar days following the Separation Date.

Return of Property. I warrant that I have returned, without retaining any copies, all Company property and data in any form to the Company, including but not limited to all laptops, other devices or equipment and the originals and all copies of all Company files, documents, data in whatever form, software, hardware, keys, security pass cards, or other property in my possession or under my control. If I find any Company property after I sign this Agreement, I will return said property.

Confidentiality of Terms. I agree that this Agreement and its terms shall remain completely confidential, and that I shall share them with no one, either before or after I sign this Agreement, except that I may reveal such information to my spouse, accountants or other financial advisors, and to my attorney, if they shall agree to be bound by the terms of this provision, and except that I may reveal such information to appropriate governmental agencies or as otherwise may be necessary to enforce the terms of this Agreement.

Ongoing Cooperation. I agree to cooperate with the Company as follows:

Company’s Confidential Information. For purposes of this Agreement, “Confidential Information” means information not generally known about the Company or its affiliates, businesses, products, services, personnel, and customers, including, without limitation, information relating to trade secrets, inventions, research, development, purchasing, finance, sales, marketing, future plans and other business information, and all information of third parties for which the Company is under an obligation of secrecy. “Confidential Information” also includes other information that would not qualify as a trade secret but that is not generally known to the Company’s competitors. For purposes of this Agreement, all information of this general type that was disclosed to or developed by me, or to which I obtained access, during my employment with the Company will be presumed to be “Confidential Information” unless and until I can demonstrate that it is information generally known to competitors of the Company.

I agree not to directly or indirectly use or disclose any Confidential Information for the benefit of any entity or person other than Company at all times hereafter without the Company’s prior consent. I recognize that Confidential Information constitutes a valuable asset of Company and I hereby agree to act in such a manner as to prevent its disclosure and use by any person unless such use is for the benefit of Company and has been authorized in writing by the Company. My obligations under this Section are unconditional and shall not be excused by any conduct on the part of Company.

Notwithstanding any language in this Agreement to the contrary, I shall not be held criminally or civilly liable under any Federal or State trade secret law for disclosure of a trade secret that is made: 1) in confidence to a Federal, State or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law; or 2) in a complaint or other document filed in a lawsuit or other proceeding if such filing is made under seal; or 3) to my attorney if I file a lawsuit for retaliation for reporting a suspected violation of the law, or made in such court proceeding, if I file any documents containing the trade secret under seal and do not disclose the trade secret except pursuant to court order. Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed under the aforementioned statute.

Non-Disparagement. I agree that I will not directly or indirectly, at any time either before or after I sign this Agreement, make any disparaging remark, either oral or in writing, regarding the Company or any of the Released Parties, either individually or in any representative capacity. Notwithstanding the foregoing, this provision shall not preclude me from making truthful statements to any government agency or pursuant to any lawful subpoena.

Legal Proceedings. In the event that any legal proceeding arises in which the Company or any affiliated entity deems my testimony or participation to be relevant or necessary, I agree to make myself reasonably available to cooperate with the Company or affiliate in connection with the proceeding by providing testimony through affidavit, in a deposition, or at a hearing or trial, or otherwise assisting the Company or affiliated company with respect to the proceeding. This provision is not intended to affect the substance of any testimony that I am asked to provide. Rather, I agree to provide truthful testimony and to otherwise assist the Company or affiliate in light of and in full compliance will all applicable laws.

Opportunity to Consult. I am hereby advised by Company to seek the advice of an attorney of my choosing prior to signing this Agreement.

Period for Review. I understand that in compliance with the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, I have been given a period of at least twenty-one (21) days from my receipt of this Agreement to review and consider the Agreement before signing it. If I wish to accept this Agreement, I must sign it before the expiration of the 21-day review period and return the original signed Agreement to _____________ or the offer of this Agreement shall be automatically revoked. I further understand that I have been provided at least 21 days to consider the Updated Release Agreement, attached hereto as Exhibit B to this Agreement and that if I wish to accept this Agreement and receive the Separation Pay, I must also sign and date the Updated Release Agreement on _____________ and return the same to _____________.

Opportunity to Rescind. I understand that I may cancel this Agreement for any reason within fifteen (15) days after I have signed it. If I decide to cancel this Agreement and mail my notice of cancellation, I understand that it must be postmarked within the fifteen (15) day period and addressed to __________________________, and must be sent by certified mail, return receipt requested. If I decide to cancel this Agreement, this Agreement shall be null and void, shall have no effect, and I shall not receive any of the separation benefits referenced in Section 2 above.

Miscellaneous.

Entire Agreement. This Agreement sets forth my entire agreement with the Company regarding my separation of employment from the Company and there are no other agreements between me and the Company regarding such subject matter.

No Admission. Nothing contained in this Agreement is to be construed by me or anyone else as an admission that the Company or any of the Released Parties has violated any local, state or federal law, rule, regulation or principle of common law. In fact, I understand that the Company expressly denies any wrongdoing whatsoever.

Applicable Law; Venue. This Agreement is a contract, and that the contract has been agreed upon by me and the Company in Minnesota, and that this Agreement will be construed and interpreted in accordance with the laws of the state of Minnesota. If either the Company or I believe that this Agreement has been violated or breached in some fashion that any litigation brought to enforce this Agreement must be brought in the state or federal court in Minnesota.

Taxes; No Representation. All payments and consideration provided to me by the Company will be subject to normal deductions which the Company is obligated by law to deduct or believes in good faith it is obligated by law to deduct. No representations as to tax consequences have been made to me by the Company or any of its representatives regarding any payments, benefits, or consideration of any kind provided to me by the Company.

Remedies. I acknowledge and agree that my violation of this Agreement would cause irreparable harm to the Company, and that the Company’s remedy at law for any such violations would be inadequate. In recognition of the foregoing, I agree that, in addition to any other relief afforded by law or this Agreement, including damages sustained by a breach of this Agreement, and without any necessity of proof of actual damages or posting any bond, the Company will have the right to enforce this Agreement by specific remedies which include, among other things, temporary and permanent injunctions.

Severability; Blue Pencil. The invalidity or partial invalidity of any portion of this Agreement shall not invalidate the remainder thereof and said remainder shall remain in full force and effect. Moreover, if one or more of the provisions contained in this Agreement shall, for any reason, be held to be excessively broad as to scope, activity, subject or otherwise, so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with then applicable law.

Signature. I have read this Agreement, know its contents and have signed it as a free and voluntary act having had adequate opportunity to consider its terms and conditions and to consult with counsel of my choosing.

Dated:
Wayne Paterson

COMPANY

Dated:
By:
Its:

EXHIBIT B

UPDATED RELEASE AGREEMENT

This Updated Release Agreement (the ”Updated Release”) is entered into as of (“Execution Date”) by and between Wayne Paterson (“I,” “Me,” “My,” “Myself’ “Employee”) and Admedus _____________ (the “Company”).

1.            My Obligations. As material inducement to the Company in entering into this Updated Release and the Confidential Separation Agreement and Release dated _____________, 20__ and providing the Separation Pay described in Section 2 of that Confidential Separation Agreement and Release, I hereby agree as follows:

2.            My Release of Claims. I understand that, in return for entering into this Agreement, I am receiving the Separation Pay, that I would not otherwise be entitled to receive and which I agree constitute sufficient consideration for all aspects of this Agreement. In return for this consideration, I, on behalf of myself and any other person or entity that could bring a claim on my behalf, hereby release the Company and any of its parents, subsidiaries, predecessors, successors, assigns and/or affiliated companies, businesses or entities and all of their respective employee benefit plans, plan administrators, trustees, current and former officers, agents, directors, employees, shareholders, attorneys, accountants, insurers, representatives, predecessors, successors and assigns, both individually and in any representative capacity (collectively, the “Released Parties”), from each and every legal claim or demand of any kind, whether known or unknown, existing at any time up to and including the date on which I sign this Agreement, including without limitation any claim or demand in any way arising out of or related to (a) any action, conduct, decision or omission by any of the Released Parties related to me; or (b) my employment with and/or separation of employment with any of the Released Parties.

I understand and agree that this Agreement is a full, final, and complete settlement and release of the Released Parties of all of my claims, allegations, rights, demands, and causes of action against them, whether known or unknown, suspected or unsuspected, whether in law or equity, including but not limited to any claims or rights that I may have under the Employment Retirement Income Security Act, 29 U.S.C. § 1001 et. seq., the Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. § 2000e, et. seq., the Age Discrimination in Employment Act of 1967, 29 U.S.C. § 626 et. seq., the Older Workers Benefit Protection Act; the Genetic Information Non-Disclosure Act; the Fair Labor Standards Act; the Family and Medical Leave Act; the Worker Adjustment and Retraining Notification Act; the Equal Pay Act; the Americans with Disabilities Act, 42 U.S.C. § 12101, et. seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et. seq., the Equal Pay Act, 29 U.S.C. § 206 et. seq., the National Labor Relations Act, 29 U.S.C. § 1501 et. seq., any Minnesota employment or other law (including but not limited to the Minnesota Human Rights Act, Chapter 363A, the Minnesota Employment, Wages, Conditions, Hours, and Restrictions Laws, Minn. Stat. Chapters 177 and 181, the Minnesota Whistleblower Act, Minn. Stat. § 181.932, Minnesota Worker’s Compensation statute Minn. Stat.§ 176.82), and any other foreign, federal, states’, or local governments’ laws, regulations, or executive orders governing or relating to employment. I further understand and agree that I am releasing any claims, allegations, rights, demands, and causes of action against the Released Parties, whether known or unknown, suspected or unsuspected, whether in law or equity, that I may have for damages or attorney’s fees of any kind, payment of compensation, benefits, equity, fraud or misrepresentation, promissory estoppel, wrongful or constructive discharge, defamation, invasion of privacy, breach of covenant of good faith and fair dealing, retaliation, breach of contract, unjust enrichment, negligence, infliction of emotional distress, and any other claims arising under any law. While nothing in this Agreement precludes the filing of a charge with the Equal Employment Opportunity Commission (“EEOC”) or my cooperation with the EEOC, I hereby waive any recovery of any damages or other relief resulting from any such charge. I further agree that if any claim I release in this Agreement is pursued in my name before any court or administrative agency, I hereby waive any benefits I would otherwise obtain through such proceeding and will not take any award of money or other damages from such proceeding.

I understand that this Agreement does not however, release any rights or claims that I may have which arise after I sign this Agreement, or which arise from acts occurring after I sign this Agreement.

Return of Property. I warrant that I have returned, without retaining any copies, all Company property and data in any form to the Company, including but not limited to all laptops, other devices or equipment and the originals and all copies of all Company files, documents, data in whatever form, software, hardware, keys, security pass cards, or other property in my possession or under my control. If I find any Company property after I sign this Agreement, I will return said property.

Confidentiality of Terms. I agree that this Agreement and its terms shall remain completely confidential, and that I shall share them with no one, either before or after I sign this Agreement, except that I may reveal such information to my spouse, accountants or other financial advisors, and to my attorney, if they shall agree to be bound by the terms of this provision, and except that I may reveal such information to appropriate governmental agencies or as otherwise may be necessary to enforce the terms of this Agreement.

Ongoing Cooperation. I agree to cooperate with the Company as follows:

Company’s Confidential Information. For purposes of this Agreement, “Confidential Information” means information not generally known about the Company or its affiliates, businesses, products, services, personnel, and customers, including, without limitation, information relating to trade secrets, inventions, research, development, purchasing, finance, sales, marketing, future plans and other business information, and all information of third parties for which the Company is under an obligation of secrecy. “Confidential Information” also includes other information that would not qualify as a trade secret but that is not generally known to the Company’s competitors. For purposes of this Agreement, all information of this general type that was disclosed to or developed by me, or to which I obtained access, during my employment with the Company will be presumed to be “Confidential Information” unless and until I can demonstrate that it is information generally known to competitors of the Company.

I agree not to directly or indirectly use or disclose any Confidential Information for the benefit of any entity or person other than Company at all times hereafter without the Company’s prior consent. I recognize that Confidential Information constitutes a valuable asset of Company and I hereby agree to act in such a manner as to prevent its disclosure and use by any person unless such use is for the benefit of Company and has been authorized in writing by the Company. My obligations under this Section are unconditional and shall not be excused by any conduct on the part of Company.

Notwithstanding any language in this Agreement to the contrary, I shall not be held criminally or civilly liable under any Federal or State trade secret law for disclosure of a trade secret that is made: 1) in confidence to a Federal, State or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law; or 2) in a complaint or other document filed in a lawsuit or other proceeding if such filing is made under seal; or 3) to my attorney if I file a lawsuit for retaliation for reporting a suspected violation of the law, or made in such court proceeding, if I file any documents containing the trade secret under seal and do not disclose the trade secret except pursuant to court order. Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed under the aforementioned statute.

Non-Disparagement. I agree that I will not directly or indirectly, at any time either before or after I sign this Agreement, make any disparaging remark, either oral or in writing, regarding the Company or any of the Released Parties, either individually or in any representative capacity. Notwithstanding the foregoing, this provision shall not preclude me from making truthful statements to any government agency or pursuant to any lawful subpoena.

Legal Proceedings. In the event that any legal proceeding arises in which the Company or any affiliated entity deems my testimony or participation to be relevant or necessary, I agree to make myself reasonably available to cooperate with the Company or affiliate in connection with the proceeding by providing testimony through affidavit, in a deposition, or at a hearing or trial, or otherwise assisting the Company or affiliated company with respect to the proceeding. This provision is not intended to affect the substance of any testimony that I am asked to provide. Rather, I agree to provide truthful testimony and to otherwise assist the Company or affiliate in light of and in full compliance will all applicable laws.

Opportunity to Consult. I am hereby advised by Company to seek the advice of an attorney of my choosing prior to signing this Agreement.

Period for Review. I understand that in compliance with the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, I have been given a period of at least twenty-one (21) days from my receipt of this Agreement to review and consider the Agreement before signing it. I must sign and date the Agreement on and return the original signed Agreement to _____________ or the offer of this Agreement shall be automatically revoked.

Opportunity to Rescind. I understand that I may cancel this Agreement for any reason within fifteen (15) days after I have signed it. If I decide to cancel this Agreement and mail my notice of cancellation, I understand that it must be postmarked within the fifteen (15) day period and addressed to      , and must be sent by certified mail, return receipt requested. If I decide to cancel this Agreement, this Agreement shall be null and void, shall have no effect, and I shall not receive the separation pay referenced in Section 2 of the Confidential Separation Agreement and Release.

Miscellaneous.

Entire Agreement. This Agreement sets forth my entire agreement with the Company regarding my separation of employment from the Company and there are no other agreements between me and the Company regarding such subject matter.

No Admission. Nothing contained in this Agreement is to be construed by me or anyone else as an admission that the Company or any of the Released Parties has violated any local, state or federal law, rule, regulation or principle of common law. In fact, I understand that the Company expressly denies any wrongdoing whatsoever.

Applicable Law: Venue. This Agreement is a contract, and that the contract has been agreed upon by me and the Company in Minnesota, and that this Agreement will be construed and interpreted in accordance with the laws of the state of Minnesota. If either the Company or I believe that this Agreement has been violated or breached in some fashion that any litigation brought to enforce this Agreement must be brought in the state or federal court in Minnesota.

Taxes; No Representation. All payments and consideration provided to me by the Company will be subject to normal deductions which the Company is obligated by law to deduct or believes in good faith it is obligated by law to deduct. No representations as to tax consequences have been made to me by the Company or any of its representatives regarding any payments, benefits, or consideration of any kind provided to me by the Company.

Remedies. I acknowledge and agree that my violation of this Agreement would cause irreparable harm to the Company, and that the Company’s remedy at law for any such violations would be inadequate. In recognition of the foregoing, I agree that, in addition to any other relief afforded by law or this Agreement, including damages sustained by a breach of this Agreement, and without any necessity of proof of actual damages or posting any bond, the Company will have the right to enforce this Agreement by specific remedies which include, among other things, temporary and permanent injunctions.

Severability; Blue Pencil. The invalidity or partial invalidity of any portion of this Agreement shall not invalidate the remainder thereof and said remainder shall remain in full force and effect. Moreover, if one or more of the provisions contained in this Agreement shall, for any reason, be held to be excessively broad as to scope, activity, subject or otherwise, so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with then applicable law.

Signature. I have read this Agreement, know its contents and have signed it as a free and voluntary act having had adequate opportunity to consider its terms and conditions and to consult with counsel of my choosing.

COMPANY

Date:
By:
Its:

Date:
Wayne Paterson